Exhibit 10.17

In order to protect the legitimate rights and interests of the borrower, the borrower should read and fully understand all the terms and conditions of this contract (especially the clauses of exclusion or limitation of liability, application of law and dispute resolution, and other clauses in bold type) before signing this contract, and please pay special attention to the conditions of loan issuance as agreed in Article 2 of the loan contract, the repayment and overdue collection arrangements in Article 7 of the credit contract, and the default liability agreement. Please pay special attention to the terms and conditions of loan issuance as stipulated in Article 2 of the loan contract, the repayment and overdue collection arrangements in Article 7 of the line of credit contract, and the default liability agreement. If the borrower does not agree with or accurately understand any of the terms and conditions of this contract, or has any questions in the process of applying or using this loan service, he/she can make inquiries, complaints and suggestions to the lender through 95384. The borrower or the borrower’s authorized representative acknowledging the contract on the operation page shall be deemed to have read and agreed to this contract and agreed to sign this contract using the electronic signature, and this contract shall then become legally effective.

Borrowing Contract [●]

Contract number: [●]

WHEREAS: The Borrower and WeBank, after equal negotiation, entered into a contract in accordance with relevant laws and regulations regarding the Borrower’s application for a borrowing line/comprehensive credit line from WeBank as No.[●] In order to apply for a loan from WeBank, the Borrower and WeBank sign this Loan Contract (hereinafter referred to as the “Loan Contract”). As a single loan contract under the Line Contract, the relevant agreements under the Line Contract (including but not limited to the purpose of the loan, the borrower’s declaration and undertaking, and the liability for breach of contract) and the relevant guarantees shall also apply to this Contract.

Article I. Elements of Borrowing (Loan Note)

Lender (Party A): Shenzhen Qianhai WeBank Co.

Borrower (Party B)

Borrower’s name: [●]

Borrower’s residence: [●]

Borrower’s email address (electronic delivery email): [●]

Legal representative / or operator / or person in charge: [●]

Legal representative / or operator / or person in charge e-mail: [●]

Legal representative / or operator / or responsible person cell phone number (electronic delivery cell phone number): [●]

Borrowing Information

Borrowing amount: [●]

Borrowing period: [●]

Borrowing rate: [●]

Release date: [●]

Expiration date: [●]

Borrowing purpose: [●]

Method of payment [●]

Self-payment Fiduciary payment

Receipt Information

Receiving account name: [●]

Receipt account number: [●]

Receiving bank: WeBank

Repayment Information

Repayment account name: [●]

Repayment account number: [●]

Repayment date: [●]

Principal and interest repayment arrangement: The repayment plan displayed to Party B on the financing platform page shall prevail.

Operator: [●]

Special reminder: If the actual lending date in our system is different from the content of the loan element table, the actual lending date in our system shall prevail; the maturity date may change according to the change of the lending date.

The borrowing rate is based on the latest one-year market quotation rate for borrowings published by the National Interbank Offered Rate Center on the business day before the date of signing this contract (LPR) plus or minus point formation. Borrowings under this loan contract bear interest at a fixed annualized rate based on the actual number of days borrowed. Borrowings issued are subject to the same established interest rate using the simple interest method and are not affected by LPR adjustments. Daily interest rate = Annual interest rate/360.

Article II Release of Borrowings

2.1 Party A has the right to review the following matters before the loan is released and decide whether to release the loan amount based on the results of the review.

(1) Whether Party B has completed the legal procedures (if any) for government permits, approvals, registrations and deliveries related to the borrowings under this contract in accordance with the relevant laws and regulations.

(2) Whether the security contract relating to the line of credit contract and/or this contract is in effect (if any).

(3) Whether Party B has paid the fees (if any) associated with this contract.

(4) Whether Party B has satisfied the conditions of borrowing as agreed herein.

(5) Whether there has been an adverse change in the operating and financial condition of Party B and the guarantor (if any).

(6) Any change in Party B’s willingness to repay and the willingness of the guarantor (if any) to guarantee.

(7) Whether Party B has violated the circumstances agreed in this contract.

2.2 Borrowings under this contract are non-revolving.

2.3 Before the loan is disbursed, if Party A is unable to disburse the loan under this contract due to changes in national macro-control policies, requests from regulatory authorities to control the scale or direction of credit, or Party A’s financial arrangements, Party A has the right to stop disbursing the loan or cancel this contract, and Party B has no objection to this.

2.4 Party B shall use the borrowed funds under this contract in accordance with the purposes agreed in Article 1 of this contract and shall not use the borrowed funds for the following purposes.

(1) Home purchase and repayment of home mortgage loans.

(2) Purchase of investments such as stocks, bonds, futures, financial derivatives and asset management products.

(3) Fixed assets, equity accounted investments.

(4) Other uses prohibited by law and regulations.

2.5 Borrowing Release and Payment

(1) For the loan paid by Party A independently, Party A or the third-party service agency entrusted by Party A will release the loan funds to the public account provided by Party B to Party A according to Party B’s withdrawal application, and Party B will independently pay it to the counterparty that meets the agreed purpose.

(2) For the borrowed funds entrusted to be paid, we or the third party service provider entrusted by us will pay the borrowed funds directly to the designated account of your designated counterparty according to your withdrawal application and payment mandate. Party B undertakes to provide business contracts and other supporting materials related to the payment application upon Party A’s request, and to ensure that the aforementioned supporting materials are true, legal and valid.

2.6 Borrowing Management

After the loan is granted, Party A has the right to request Party B to provide information on the transaction object, payment amount and other supporting documents such as the corresponding business contract through the financing platform or other means required by Party A, and to periodically inform Party A of the status of payment of the borrowed funds in aggregate. Party A has the right to verify and supervise the use of borrowed funds through account analysis, voucher inspection, on-site investigation by itself or by appointing a third-party service agency, and has the right to request Party B to report the use of borrowed funds in aggregate as appropriate, and Party B shall cooperate.

2.7 If Party A or the third-party service provider entrusted by Party A has duplicate disbursements or disbursements that should not be disbursed due to problems with Party A or the third-party service provider entrusted by Party A, Party B irrevocably authorizes Party A or the third-party service provider entrusted by Party A to directly recover the duplicate disbursements or disbursements that should not be disbursed from Party B’s repayment account or collection account.

Article 3 Repayment

3.1 Party B shall make repayments in accordance with the repayment amount and date set out in the repayment plan displayed to Party B on the interactive page of the Financing Platform (the internet operation page through which the Borrower can make application, contract and repayment inquiries, including but not limited to the mobile client, WeChat public number, H5 page, PC website, etc. operated or approved by Party A, the same below).

3.2 Party B shall take the initiative to check the transaction details through the financing platform to confirm the content of the transaction. The records of transactions under this contract kept by Party A shall be the true evidence of the use of the loan and shall be binding on Party B. Party B shall not deny the borrowing on the grounds that it has not received the statement or seen the transaction details or transaction payments.

3.3 Repayment Account: The bank account provided to the Lender for debiting by the Borrower when applying for and using the Borrowing Service (including the special internal account set up for Party B by Party A or the third party service agency entrusted by Party A for repayment), and the repayment account shall be subject to the agreement in Article 1 of this Contract.

Party B shall not change or cancel the repayment account until Party B has paid off all the principal, interest and expenses (if any, including but not limited to all expenses such as attorney’s fee, litigation fee, arbitration fee, travel fee, public notice fee, service fee, execution fee, transfer fee and commission fee of third party collection agency) under this contract and the line contract.

3.4 When there are multiple outstanding loans, Party A or the third party service provider entrusted by Party A has the right to limit the order and amount of loans to be settled by Party B in advance, subject to the final decision of Party A or the third party service provider entrusted by Party A after accepting Party B’s application for early repayment. The early repayment default fee will be waived if the loan is approved by Party A.

☐ Party B has the right to apply for early settlement.

Party B after withdrawal 1           Early repayment is not possible within one natural day.

3.5 Party A has the right to request Party B, through a third party service provider, to make repayments in accordance with one of the following two repayment methods.

(1) Active repayment: Party B takes the initiative to repay the principal and interest of the loan and related expenses to Party A.

(2) Automatic repayment (repayment by withholding): Party B will deposit the full amount due into the repayment account one day before the agreed repayment date. Party B hereby irrevocably authorizes Party A or a third party service provider entrusted by Party A to debit the principal, interest and fees (if any) of the loan under this contract from the repayment account.3.6

3.6 You hereby acknowledge and authorize that we have the right to reduce the debit amount and make multiple debits when the balance of the repayment account is insufficient. If the automatic debit fails for any reason (including but not limited to insufficient balance in the repayment account), Party B hereby irrevocably authorizes Party A or the third party service provider entrusted by Party A to debit the corresponding amount from any account of Party B with Party A or the third party service provider entrusted by Party A (including the special internal account set up by Party A for Party B for repayment) for the purpose of settling the borrowings due or early due under any single loan The principal, interest and expenses (if any) shall be charged to any account entrusted by Party A or any third party service institution (including the special internal account set up by Party A for Party B) for the purpose of settling the principal, interest and expenses (if any) due under any single loan contract until all of Party B’s debts under any single loan contract are fully settled.

3.7 Party B shall repay the principal, interest and fees (if any) of the loan due under this contract in full and on time. If any installment is not repaid in full and on time, Party A has the right to declare the loan immediately due and require Party B to return the entire loan, and to charge penalty interest on the entire loan from the overdue date.

3.8 Party B hereby irrevocably authorizes Party A or the third party service provider entrusted by Party A to withdraw from Party B’s account in the event that Party B returns the goods, surrenders the lease or fails to repay the principal and interest on the loan under the Line Contract in full and on time. You are also irrevocably authorized to withhold funds from deposits, prepayments, rebates and other payments made by the Company to repay principal and interest under the Line of Credit Contract; and Transferring Party B’s deposits, prepayments, rebate payments and other payments to

Party A or the third party service provider entrusted by Party A, or refunded to Party B’s repayment account with Party A or the third party service provider entrusted by Party A, for Repayment of principal and interest under the line of credit contract.

3.9 Party B agrees that, for the purpose of post-credit management, scientific and reasonable control of the credit limit and better provision of credit services to Party B, Party A has the right or entrusts a third party service institution to provide Party B’s credit information, borrowing and repayment information to support.

Article 4 By-laws

4.1 If you have agreed on the “loan note” in the credit contract, it is shown in Article 1 of this contract, “Elements of Borrowing”. Data display location The adjustment does not affect the validity of the relevant terms and conditions of the line of credit contract.

4.2 Other outstanding matters are subject to the agreement of the quota contract.

Attachment I:

Letter of commitment for the use of funds

The Borrower undertakes that it shall use the Borrowed Funds under this Contract in accordance with the purposes set forth in Article I hereof and shall not use the Borrowed Funds for the following purposes.

(1) Home purchase and repayment of home mortgage loans.

(2) Purchase of investments such as stocks, bonds, futures, financial derivatives and asset management products.

(3) Fixed assets, equity accounted investments.

(4) Other uses prohibited by law and regulations.

Party A has the right to supervise the use, destination and utilization of the borrowed funds by means of account analysis, voucher inspection, on-site investigation by itself or by appointing a third party service agency, and has the right to request Party B to summarize and report the utilization of the borrowed funds as appropriate, and Party B shall cooperate.

If Party A finds that the loan has been diverted to the real estate sector, it will immediately withdraw the loan, reduce the credit limit, and pursue Party B’s corresponding legal responsibilities.

(This page is number [●] the signature page of the Loan Contract)

Party A (seal).

Signature date: [●]

Party B (seal).

Signature date: [●]

Schedule to the Form of WeBank Loan Agreement

No.	Date of Agreement	Amount	Term	Interest Rate	Authorized Person
	3/3/2023	98,560	3/3/2023-02/24/2025	14.26%	Peng Yao, the legal representative of Yifang
	3/16/2023	21,120	3/16/2023-03/24/2025	8.35	Peng Yao, the legal representative of Yifang
	3/20/2023	33,792	3/20/2023-03/24/2025	8.82	Peng Yao, the legal representative of Yifang
	3/16/2023	42,240	3/16/2023-03/24/2025	8.35	Peng Yao, the legal representative of Yifang
	8/24/2023	24,077	8/24/2023-8/24/2025	11.16	Peng Yao, the legal representative of Yifang
	9/25/2023	29,568	9/25/2023-09/22/2025	12.78	Xingbo Wang, the legal representative of Gongwuyuan